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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) FEBRUARY 9, 2001.



                               PLANET ZANETT, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



         DELAWARE                      0-27068             56-4389547
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)  (IRS Employer
of incorporation)                                       Identification No.)


              135 EAST 57TH STREET, 15TH FLOOR, NEW YORK, NY    10022
              ----------------------------------------------    -----
               (Address of principle executive offices)       (Zip Code)


                                  212-980-4600
                                 --------------
                         (Registrant's telephone number)


                      ------------------------------------


                     Exhibit Index appears on Page 5 hereof


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         ACQUISITION OF INTEREST IN GLOBEDRIVE.COM, INC.

         On February 9, 2001, Planet Zanett Corporate Incubator, Inc., a wholly-owned subsidiary of the registrant ("PZCI"), completed a transaction in which it acquired an ownership interest in GlobeDrive.com, Inc., a Delaware corporation ("GLOBEDRIVE"), pursuant to the terms of a Common Stock Purchase Agreement dated January 26, 2001, by and between PZCI and GlobeDrive (the "PURCHASE AGREEMENT"). GlobeDrive has designed and is in the process of implementing an Internet peer to peer network that allows users to share and access resources on other computers over the Internet.

         Pursuant to the Purchase Agreement, PZCI acquired from GlobeDrive 342 shares of GlobeDrive's Common Stock at a purchase price of $2,222.22 per share. The total purchase price of $760,000 was funded from PZCI's existing cash. Under the terms of the Purchase Agreement, PZCI will purchase up to an additional 108 shares of GlobeDrive Common Stock upon completion by GlobeDrive of certain milestones set forth in the Purchase Agreement and provided that GlobeDrive has not experienced any material adverse change in its business, assets, operations, financial condition or prospects, taken as a whole. Subsequent to execution of the Purchase Agreement, GlobeDrive is obligated to effect a one thousand five hundred-for-one (1,500-for-1) split of its previously issued and outstanding shares of Common Stock, following which PZCI will hold 513,000 shares of GlobeDrive's Common Stock. In addition, under the terms of the Purchase Agreement, through March 1, 2001, PZCI has the option to invest up to an additional aggregate of $4,000,000 in exchange for up to fifteen percent (15%) of the then issued and outstanding shares of Common Stock.

         In connection with the consummation of the Purchase Agreement, PZCI also entered into a Stockholders' Agreement dated as of January 26, 2001 with GlobeDrive and its stockholders and an Investor Rights Agreement with GlobeDrive dated as of January 26, 2001. These agreements, taken in the aggregate, provide for, among other things, restrictions on the transferability of securities, co-sale, preemptive, information and registration rights.

         Pursuant to the Stockholders' Agreement, the GlobeDrive Board of Directors will consist of four (4) Directors designated by the holders of a majority of the GlobeDrive Common Stock and one (1) Director designated by the holders of a majority of the GlobeDrive Common Stock then held by the Investor. PZCI's right to designate a member of GlobeDrive's Board of Directors continues for so long as PZCI holds shares of GlobeDrive Common Stock.

         PZCI currently has beneficial ownership (calculated on an issued and outstanding basis) of approximately 26% of the GlobeDrive Common Stock. PZCI's beneficial ownership will increase to 31.6% of the GlobeDrive Common Stock upon completion of the subsequent purchases of shares of Common Stock upon satisfaction of the milestones set forth in the Purchase Agreement. Should PZCI also elect to exercise its option in full,

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PZCI's beneficial ownership in GlobeDrive could increase to as much as approximately 41.9% of the GlobeDrive Common Stock, assuming no intervening issuances of Common Stock.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

         It is impracticable at the time of the filing of this Current Report to provide the historical financial information for GlobeDrive.com, Inc. required by Regulation S-X. Accordingly, PZCI will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (b)      Pro Forma Financial Statements of Business Acquired

         It is impracticable at the time of the filing of this Current Report to provide the pro forma financial information for GlobeDrive.com, Inc. required by Regulation S-X. Accordingly, PZCI will file the required pro forma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

         (c)      Exhibits (referenced in item 601 of Regulation S-K)

                  10.1 Common Stock Purchase Agreement between GlobeDrive.com, Inc. and Planet Zanett Corporate Incubator, Inc., dated January 26, 2001.

                  10.2 Investor Rights Agreement between GlobeDrive.com, Inc. and Planet Zanett Corporate Incubator, Inc., dated January 26, 2001.

                  10.3 Stockholders' Agreement between GlobeDrive.com, Inc. and certain stockholders of GlobeDrive.com, Inc., dated January 26, 2001.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     PLANET ZANETT, INC.



Date: February 23, 2001              By:    /s/ David M. McCarthy
                                            ----------------------------
                                     Name:    David M. McCarthy
                                     Title:   Chief Executive Officer


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                                  EXHIBIT INDEX

         EXHIBIT NO.                DESCRIPTION
         -----------                -----------

         10.1                       Common Stock Purchase Agreement between GlobeDrive.com, Inc.
                                    and Planet Zanett Corporate Incubator, Inc., dated January 26, 2001.

         10.2                       Investor Rights Agreement between GlobeDrive.com, Inc. and Planet
                                    Zanett Corporate Incubator, Inc., dated January 26, 2001.

         10.3                       Stockholders' Agreement between GlobeDrive.com, Inc. and certain stockholders of GlobeDrive.com, Inc., dated January 26, 2001.



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